In re Farmland Transportation Case No. 02-50564

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF JUNE, 2003

REVENUE
Gross Income		$ 1,735.91
Less Cost of Goods Sold		$ (363.05)
Materials	$ -
Direct Labor	$ -
Overhead	$ (363.05)
Gross Profit		$ 2,098.96

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 10,114.57
Advertising and Marketing	$ -
Insurance	$ -
Payroll Taxes	$ 1,964.33
Lease and Rent	$ 37.44
Telephone and Utlities	$ 912.12
Attorney and other Professional Fees	$ -
UST Quarterly Fees	$ -
Other Expenses	$ (150,001.84)
Total Operating Expenses		$ (136,973.38)
Net Income (Loss)		$139,072.34

CURRENT ASSETS
Accounts Receivable at end of month		$ 1,048,546.14
Increase (Decrease) in AR for month		$ (52,541.21)
Inventory at end of month		$ -
Increase (Decrease) in Inventory for month		$ -
Cash at end of the month		$ (24,420.32)
Increase (Decrease) in Cash for month		$ (14,232.55)

LIABILITIES
Increase (Decrease) in post-petition debt		$ (80,194.99)
Increase (Decrease) in pre-petition debt		$ 926.20
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ -
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ (185,874.00)
Total Taxes Payable		$ (185,874.00)

Footnote:
PRE Fed Income Tax	(185,874.00)